                                                                    EXHIBIT 10.8


                             EMPLOYMENT AGREEMENT


          THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of March 1, 1999, by and between BUY.COM Inc., a Delaware corporation (the "Company"), and Greg Hawkins ("Executive").

                                       I.

                                   EMPLOYMENT

          1.1  Position and Duties.  The Company hereby engages and employs
               -------------------
Executive as Chief Executive Officer for the terms set forth in this Agreement.

          The Company's Board of Directors (the "Board") may provide such additional designations of title to Executive as the Board, in its discretion, may deem appropriate. Executive shall perform the executive duties and functions related to the above positions, subject to the reasonable limitations of authority set forth from time to time in the resolutions of the Board and applicable law.

          1.2  Best Efforts.    Executive agrees to devote his full time and
               ------------
attention to the Company, to use his best efforts to advance the business and welfare of the Company, to render his services under this Agreement fully, faithfully, diligently, competently and to the best of his ability, and not to engage in any other employment activities. Notwithstanding anything herein to the contrary, Executive shall not be precluded from (a) engaging in charitable activities and community affairs or (b) managing his personal investments and affairs, provided that such activities do not materially interfere with the proper performance of his duties and responsibilities under this Agreement.

                                      II.

                           COMPENSATION AND BENEFITS

          2.1  Base Salary.  For all services to be rendered by Executive under
               -----------
this Agreement, the Company agrees to pay Executive an annual base salary of Two Hundred Forty Thousand Dollars ($240,000.00), less deductions required by law, payable in accordance with the normal payroll practices of the Company.

          2.2  Stock Options.  The Company shall grant Executive an option to
               -------------
purchase Four Hundred Eighty Four Thousand (484,000) shares of the Company's common stock, subject to the vesting structure noted in the Offer Letter dated February 12, 1999 and the provisions set forth in the Company's Stock Option Plan and Stock Option agreement.

          2.3  Other Benefits.  The Company shall further provide to Executive
               --------------
the following other benefits:

          (a) An automobile allowance of Eight Hundred dollars ($800.00) per month; and

          (b) Full participation, on a basis commensurate with his position with the Company, in all plans of life, accident, disability and health insurance that generally are made available to senior executives of the Company.

          2.4  Expense Reimbursement.  The Company shall promptly reimburse
               ---------------------
Executive for all actual and reasonable business expenses incurred by Executive in promoting the business of the Company, including expenditures for car phone, entertainment, travel, or other expenses, provided that (a) such expenditures are of a nature qualifying them as legitimate business deductions and (b) Executive furnishes to the Company adequate records and other documentary evidence reasonably required by the Company to substantiate such expenditures.

                                     III.

                         TERMINATION AND SEVERANCE PAY

          3.1  At Will.  Executive and the Company acknowledge and agree that
               -------
Executive's employment with the Company is expressly "at-will" both during and after the term of this Agreement. This means that either party may terminate Executive's employment with or without cause. Any termination of Executive's employment is, however, subject to the terms and provisions of this Agreement as to severance pay and other obligations.

          3.2  Involuntary Termination.
               -----------------------

          (a)  Severance Pay.  In the event that Executive's employment with the
               -------------
Company is terminated by the Company for Cause (as defined in Section 3.2(c)),
                                                              --------------
Executive shall be entitled to no severance pay. In the event that Executive's employment with the Company is terminated by the Company other than for Cause, then in consideration of Executive's compliance with his obligations under

Article V and Article VI and Executive's execution of a general release in favor
---------     ----------
of the Company, Executive, on March 1 2000, shall have the right to exercise the One Hundred and Eight Thousand - Nine Hundred (108,900) options that vest on March 1, 2000 in accordance with Executive's option grant dated March 1, 1999; and Executive shall be entitled to severance pay ("Severance Pay") in the form of monthly payments to Executive in the amount of Executive's monthly base salary as in effect on the date of termination, payable in accordance with customary payroll practices, and related health benefits for the greater of (i) the remainer of the initial one year term as defined in Section 4.1, or (ii) six
(6) months. Executive acknowledges and agrees that in the event Executive breaches any provision of Article V or Article VI, his right to receive
                          ---------    ----------
severance payments under this Section 3.2(a) shall automatically terminate.
                              --------------

          (b)  Benefits.  Following termination, Executive shall cease to be a
               --------
Company employee and shall not be entitled to any employee benefits. This shall not preclude Executive from exercising his COBRA benefits under applicable law.

          (c)  Cause. For purposes of this Agreement, "Cause" shall mean (i) the
               -----
willful refusal of Executive to comply with a lawful instruction of the Board;
(ii) an act or acts of personal dishonesty by Executive that were intended to result in personal enrichment of Executive at the expense of the Company; (iii) Executive's conviction of any felony; (iv) performing an act of race, sex, national origin, religion, disability, age-based or other illegal discrimination or an act of sexual harassment; or (v) Executive's willful insubordination or misconduct, intentional or persistent failure to abide by the Company's policies, or material breach of any provision of this Agreement, including any representation or covenant contained in
Article V or Article VI of this Agreement.
---------    ----------

          3.3  Voluntary Termination.
               ---------------------

          (a)  Severance Pay.  In the event Executive voluntarily terminates his
               -------------
employment with the Company, Executive shall be entitled to no severance pay. For purposes of this Agreement, the term "voluntarily terminates" shall not include a resignation that is tendered by Executive pursuant to a direct request for the Board. A resignation tendered by Executive pursuant to a direct request of the Board shall, for purposes of this Agreement, be treated as an involuntary termination, and Executive's entitlement to severance pay in accordance with the provisions of Section 3.2(a) shall depend upon whether the Board's request was
              --------------
based on Cause (as defined in Section 3.2(c)).
                              --------------

          3.4  Death.  In the event of Executive's death, this Agreement shall
               -----
automatically terminate and shall be of no further force and effect. Termination of Executive's employment as a result of his death shall not result in any obligation by the Company to pay severance pay or other benefits to Executive's estate or heirs.

          3.5  Disability.  In the event of Executive's Disability (as defined
               ----------
below) during the term of this Agreement for any period of at least three (3) consecutive months, the Company shall have the right, which may be exercised in its sole discretion, to terminate this Agreement. In the event the Company does elect to terminate this Agreement, Executive shall not be entitled to any severance pay at any time but shall be entitled to normal disability benefits in accordance with the policies established from time to time by the Company. For purposes of this Agreement, "Disability" shall mean the inability of Executive to perform his employment services hereunder by reason of physical or mental illness or incapacity as determined by a physician chosen by the Company and reasonably satisfactory to Executive or his legal representative.

                                      IV.

                                     TERM

          4.1  Term.  The term of Executive's employment under this Agreement
               ----
shall commence on the date hereof and shall continue for one year from the date hereof, as such date may be extended from time to time.

                                      V.

                         NONDISCLOSURE OF INFORMATION

                       AND NON-SOLICITATION OF EMPLOYEES

          5.1  Nondisclosure of Confidential Information.  Except in the
               -----------------------------------------
performance of his duties hereunder, Executive shall not disclose to any person or entity or use for his own direct or indirect benefit any Confidential Information (as defined below) pertaining to the Company obtained by Executive in the course of his employment with the Company. For purposes of this Agreement, "Confidential Information" shall include the Company's products, services, processes, suppliers, customers, customers' account executives, employees, financial, sales and distribution information, price lists, identity and list of actual and potential customers, trade secrets, technical information, business plans, payroll information and strategies to the extent that such information has not been publicly disseminated by the Company, other than through a breach hereof.

          5.2  Return of Information.  Upon termination of Executive's
               ---------------------
employment, Executive will deliver to the Company all customer lists, proposals, reports, memoranda, computer software and programming, budgets and other financial information, and other materials or records or writings of any type (including any copies thereof and regardless of the medium in which the information exists) made, used or obtained by Executive in connection with his employment by the Company.

          5.3  Employee Proprietary Information and Inventions Agreement.
               ---------------------------------------------------------
Executive shall be subject to the provisions of the Company's Employee Proprietary Information and Inventions Agreement, a copy of which is attached hereto as Exhibit A and incorporated herein by this reference.
          ---------

          5.4  Non-Solicitation.  Executive agrees that, so long as he is
               ----------------
employed by the Company and for a period of one (1) year after termination of his employment for any reason, he shall not (a) directly or indirectly solicit, induce or attempt to solicit or induce any Company employee to discontinue his or her employment with the Company, (b) usurp any opportunity of the Company that Executive became aware of during his tenure at the Company or which is made available to him on the basis of the belief that Executive is still employed by the Company, or (c) directly or indirectly solicit or induce or attempt to influence any person or business that is an account, customer or client of the Company to restrict or cancel the business of any such account, customer or client with the Company.

                                      VI.

                                NON-COMPETITION

          Executive agrees that given the extent and nature of the Confidential Information he obtains during the course of his employment, it would be inevitable that such Confidential Information would be disclosed or utilized by the Executive should he obtain employment from, or become associated with, an entity or person that is engaged in a business whose products or services are substantially similar in function or capability to the products or services then being developed, manufactured or sold by the Company, and are marketed to substantially the same type of user as that to which the products and services of the Company are marketed or proposed to be marketed. In order to protect the Confidential Information Executive obtains during the course of his employment, Executive agrees that, so long as Executive is employed by the Company and for a period of six (6) months after termination of his employment for any reason, Executive shall not, without the prior written consent of the Company, either directly or indirectly, including without limitation through a partnership, joint venture, corporation or other entity or as a consultant, director or employee, engage in a business whose products or services are substantially similar in function or capability to the products or services then being developed, manufactured or sold by the Company, and are marketed to substantially the same type of user as that to which the products and services of the Company are marketed or proposed to be marketed.

          The parties hereto agree that both the scope and nature of the covenant and the duration and area for which the covenant not to compete set forth in this Article VI is to be effective are reasonable in light of all facts
              ----------
and circumstances. In the event that any provision of this Agreement, including without limitation any provision of this Article VI, shall to any extent be held
                                         ----------
invalid, unreasonable or unenforceable, in any circumstances, the parties hereto agree that the remainder of this Agreement and the application of such provision of this Agreement to other circumstances shall be valid and enforceable to the fullest extent permitted by law. If any provision, or any part thereof, is held to be unenforceable because of the scope or duration of or the area covered by such provision, the parties hereto agree that the court making such determination shall have the power, and is hereby asked by the parties, to reduce the scope, duration and/or areas of such provisions (and to substitute appropriate provisions for any such unenforceable provisions) in order to make such provisions enforceable to the fullest extent permitted by law, and/or to delete specific words and phrases, and such modified provisions shall then be enforceable and shall be enforced.

                                     VII.

                                 MISCELLANEOUS

          7.1  Successors; Binding Agreement.  This Agreement shall not be
               -----------------------------
terminated by the voluntary or involuntary dissolution of the Company or by any merger or consolidation, whether or not the Company is the surviving or resulting corporation, or upon any transfer of all or substantially all of the assets of the Company. In the event of any such merger, consolidation or transfer of assets, the provisions of this Agreement shall bind and inure to the benefit of the surviving or resulting corporation, or the corporation to which such assets shall have been transferred, as the case may be; provided, however, that the Company will require any successor to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

          7.2  Arbitration.  Any disputes or controversy between the parties to
               -----------
this Agreement, including allegations of fraud and misrepresentation arising from or as a result of this Agreement, the resulting business dealings between Company and Executive, Executive's employment or the termination thereof, including any claims of discrimination or other claims under any federal, state, or local law or regulation now in existence or hereinafter enacted concerning in any way the subject of Executive's employment with Company or its termination, shall be resolved, after the parties attempt informal resolution, exclusively by arbitration in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association. All arbitration hearings shall be held in Orange County, California within one hundred twenty days from the date arbitration is demanded by any of the parties and the arbitrator shall render his/her written decision within thirty days after the arbitration hearing has concluded. The decision of the arbitrator shall be final and binding on all parties, and may be entered as a judgment by any party with any federal or state court of competent jurisdiction. The parties to the arbitration hearing shall share any filing fees and arbitrator's fees which must be paid in advance of the hearing equally; however, as set forth below the prevailing party shall be entitled to recover from the losing party all costs that it has incurred as a result of the arbitration hearing, including fees paid to the arbitrator, travel costs and attorneys' fees. This provision shall not alter the rights of the parties to seek and obtain the provisional equitable remedies provided under any applicable state or federal law. Executive represents, by her signature, that he is making a voluntary and knowing waiver of her right to pursue any and all employment-related claims in court.

          7.3  No Waiver.  The waiver by either party of a breach of any
               ---------
provision of this Agreement shall not operate as or be construed as a waiver of any subsequent breach thereof.

          7.4  Governing Law.  This Agreement shall be construed and enforced in
               -------------
accordance with the laws and decisions of the State of California.

          7.5  Entire Agreement; Modifications.  This Agreement represents the
               -------------------------------
entire agreement between the parties with respect to the matters set forth herein and supersedes all prior agreements and understandings between the parties relating to the employment of Executive by the Company, and it may not be changed or terminated orally. No modification, termination, or attempted waiver of any other provisions of this Agreement shall be valid unless in writing signed by the party against whom the same is sought to be enforced.

          7.6  Jurisdiction; Venue.  The parties do hereby agree and submit to
               -------------------
personal jurisdiction in the State of California for the purposes of any proceedings brought to enforce or construe the terms of this Agreement or to resolve any dispute or controversy relating to Executive's employment or arising under, as a result of, or in connection with this Agreement, and do hereby agree and stipulate that any such proceedings shall be venued and held in Orange County, California.

          IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the day and year first above written.

                                    The "COMPANY":

                                    BUY.COM Inc.
                                    a Delaware corporation

                                    By: ____________________________
                                    Its:____________________________

                                    "EXECUTIVE":

                                    ________________________________
                                    Name: __________________________

                                   EXHIBITS

          EXHIBIT A                     Employee Proprietary
                                        Information and Inventions
                                        Agreement

                                AMENDMENT NO. 1
                                    TO THE
                             EMPLOYMENT AGREEMENT


     THIS AMENDMENT NO. 1 TO THE EMPLOYMENT AGREEMENT (the "Amendment") is made and entered into effective as of this ___ day of July, 1999 (the "Effective Date") by and between Buy.Com Inc., a Delaware corporation (the "Company"), and Greg Hawkins, an individual ("Executive").

                                   RECITALS
                                   --------

A. The Company and Executive entered into that certain Employment Agreement (the "Employment Agreement") dated March 1, 1999 governing the terms of Executive's employment with the Company and certain related compensation matters. Capitalized terms, unless expressly defined herein, shall have the same meaning herein as provided in the Employment Agreement.

B. The parties hereto desire to amend the Employment Agreement as provided in this Amendment.


                                   AGREEMENT
                                   ---------

     NOW, THEREFORE, the parties hereto agree as follows:

1.   Term.
     ----

     Section 4.1 of the Employment Agreement is hereby amended and restated in its entirety to provide as follows:

     "4.1  Term.  The term of Executive's employment under this Agreement shall
           ----
commence on March 1, 1999 and shall continue for one year from such date, as such date may be extended from time to time. After expiration of the initial one year period of this Agreement, Executive's employment will automatically renew for a period of one year, each year, on the same terms and conditions as are set forth herein except as provided below, unless either party gives the other notice of non-renewal at least thirty (30) days prior to the end of the initial term of employment, or for any year in which the employment was renewed, whichever the case may be. Notwithstanding anything to the contrary contained herein, Sections 3.2, 3.3, 3.4 and 3.5 of this Agreement shall not apply or have any force or effect any time after the initial one year term."

2.  Stock Options
    -------------

    Section 2.2 of the Employment Agreement is hereby amended and restated in its entirety to provide as follows:

     "2.2  Stock Options.   The Company shall grant Executive an option to
           -------------
purchase Four Hundred Eighty Four Thousand Five Hundred and Ten (484,510) shares of the Company's common stock, subject to the vesting structure noted in the Offer Letter dated February 12, 1999 and the provisions set forth in the Company's Stock Option Plan and Stock Option agreement."

3.    Effect of Amendment.
      -------------------

      Except as hereby modified and amended by this Amendment, the Employment Agreement shall remain unchanged and shall continue in full force and effect.

4.    General Provisions.
      ------------------

          3.1 Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          3.2 Headings. The various headings used in this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of the Employment Agreement, as amended by this Amendment, or any provision thereof.

          3.3 Entire Amendment. This Amendment, the Executive Agreement (and those Agreements incorporated by reference therein) constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements, representations, undertakings and understandings, both written and oral, between the Company and Executive with respect to the subject matter hereof.


     IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 to the Employment Agreement effective as of the day and year first above written.


                              The "COMPANY":
                              BUY.COM INC., a Delaware corporation

                              By:__________________________________

                              Its:_________________________________

                              "EXECUTIVE":

                              _____________________________________

                              Name:  Greg Hawkins

                                AMENDMENT NO. 1
                                    TO THE
                             EMPLOYMENT AGREEMENT


     THIS AMENDMENT NO. 1 TO THE EMPLOYMENT AGREEMENT (the "Amendment") is made and entered into effective as of this ___ day of July, 1999 (the "Effective Date") by and between Buy.Com Inc., a Delaware corporation (the "Company"), and Greg Hawkins, an individual ("Executive").

                                    RECITALS
                                    --------

A. The Company and Executive entered into that certain Employment Agreement (the "Employment Agreement") dated March 1, 1999 governing the terms of Executive's employment with the Company and certain related compensation matters. Capitalized terms, unless expressly defined herein, shall have the same meaning herein as provided in the Employment Agreement.

B. The parties hereto desire to amend the Employment Agreement as provided in this Amendment.


                                   AGREEMENT
                                   ---------

     NOW, THEREFORE, the parties hereto agree as follows:

1.   Term.
     ----

     Section 4.1 of the Employment Agreement is hereby amended and restated in its entirety to provide as follows:

     "4.1  Term.  The term of Executive's employment under this Agreement shall
           ----
commence on March 1, 1999 and shall continue for one year from such date, as such date may be extended from time to time. After expiration of the initial one year period of this Agreement, Executive's employment will automatically renew for a period of one year, each year, on the same terms and conditions as are set forth herein except as provided below, unless either party gives the other notice of non-renewal at least thirty (30) days prior to the end of the initial term of employment, or for any year in which the employment was renewed, whichever the case may be. Notwithstanding anything to the contrary contained herein, Sections 3.2, 3.3, 3.4 and 3.5 of this Agreement shall not apply or have any force or effect any time after the initial one year term."

2.   Stock Options
     -------------

     Section 2.2 of the Employment Agreement is hereby amended and restated in its entirety to provide as follows:

     "2.2  Stock Options.    The Company shall grant Executive an option to
           -------------
purchase Four Hundred Eighty Four Thousand Five Hundred and Ten (484,510) shares of the Company's common stock, subject to the vesting structure noted in the Offer Letter dated February 12, 1999 and the provisions set forth in the Company's Stock Option Plan and Stock Option agreement."

3.   Effect of Amendment.
     -------------------

     Except as hereby modified and amended by this Amendment, the Employment Agreement shall remain unchanged and shall continue in full force and effect.

4.   General Provisions.
     ------------------

          3.1 Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          3.2 Headings. The various headings used in this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of the Employment Agreement, as amended by this Amendment, or any provision thereof.

          3.3 Entire Amendment. This Amendment, the Executive Agreement (and those Agreements incorporated by reference therein) constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements, representations, undertakings and understandings, both written and oral, between the Company and Executive with respect to the subject matter hereof.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 to the Employment Agreement effective as of the day and year first above written.


                                           The "COMPANY":
                                           BUY.COM INC., a Delaware corporation

                                           By:_________________________________

                                           Its:________________________________

                                           "EXECUTIVE":

                                           ____________________________________
                                           Name:  Greg Hawkins